Exhibit 99.1

For Immediate Release

Insys Provides Update on Dronabinol Oral Solution New Drug Application

PHOENIX, AZ – October 15, 2014 – Insys Therapeutics, Inc. (Nasdaq: INSY) today announced that it has received a Refusal to File Letter from the United States Food and Drug Administration (FDA) for its proprietary Dronabinol Oral Solution because it provided an inadequate or incomplete pediatric study plan in its New Drug Application (NDA) submission. The Company believes that the additional information needed to address the pediatric study plan requirement is available without further clinical studies.

Insys submitted an NDA to the FDA for its proprietary Dronabinol Oral Solution in August 2014. The FDA has the ability to formally file or refuse to file an application within 60 days of the completion of the submission. Upon preliminary review, the FDA determined that the application was not sufficiently complete to permit a substantive review. According to the FDA letter and a subsequent informal meeting with the FDA, Insys provided an inadequate or incomplete pediatric study plan to conduct studies to assess the safety and effectiveness of Dronabinol Oral Solution in pediatric patients. Insys is currently working closely with the FDA to resubmit the NDA as quickly as possible.

“We will work closely with the FDA to fully address the incomplete pediatric study plan and define a path forward for a successful resubmission of this NDA as soon as possible,” said Michael L. Babich, President and Chief Executive Officer of Insys. “We have had constructive dialogue with the FDA throughout this process and we are confident in our ability to address the agency’s request and resubmit rapidly as we believe no additional studies are required to address the incomplete pediatric plan, which was the only item cited as the cause for the refusal to file,” concluded Babich.

Dronabinol Oral Solution is an orally administered liquid formulation of the pharmaceutical cannabinoid dronabinol, a synthetic version of tetrahydrocannabinol (THC). Insys is seeking approval for Dronabinol Oral Solution for anorexia associated with weight loss in patients with AIDS; and nausea and vomiting associated with cancer chemotherapy (CINV) in patients who have failed to respond adequately to conventional antiemetic treatments.

About Insys Therapeutics, Inc.

Insys Therapeutics is a specialty pharmaceutical company that develops and commercializes innovative drugs and novel drug delivery systems of therapeutic molecules that improve the quality of life of patients. Using our proprietary sublingual spray technology and our capability to develop pharmaceutical cannabinoids, Insys addresses the clinical shortcomings of existing commercial products. Insys currently markets two products, Subsys®, which is sublingual Fentanyl spray for breakthrough cancer pain, and a generic version of Dronabinol (THC) capsules. The Company’s lead product candidate is Dronabinol Oral Solution, a proprietary orally administered liquid formulation of dronabinol that Insys believes has distinct advantages over the current formulation of dronabinol in a soft gel capsule. Insys is developing a pipeline of sublingual sprays, as well as pharmaceutical cannabidiol.

Subsys® is a registered trademark of Insys Therapeutics, Inc.

Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding the development of Insys' pipeline of sublingual sprays and pharmaceutical cannabinoids; the distinct advantages Dronabinol Oral Solution potentially offers over generic dronabinol capsules; our belief as to the uses of Dronabinol Oral Solution; and our belief in our ability to address any matters raised by the FDA in connection with the FDA’s refuse to file decision and the timing related thereto. These forward-looking statements are based on management's expectations and assumptions as of the date of this press release, and actual results may differ materially from those in these forward-looking statements as a result of various factors, many of which are beyond our control. For a description of these risks facing Insys, please see the risk factors described in our filings with the United States Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2013 and any subsequent updates that may occur in our Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date of this press release and we undertake no obligation to update or revise these statements, except as may be required by law.